As filed with the Securities and Exchange Commission on February 5, 2010.
Registration No. 333-158924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL STYLE DESIGN, INC.
(Exact name of Registrant as specified in its charter)

Florida	1700	74-3184267
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 N. Magnolia Avenue Suite 105
Orlando, FL 32803
(407) 843-3344
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Lloyd
Chief Executive Officer
Royal Style Design, Inc.
800 N. Magnolia Avenue Suite 105
Orlando, FL 32803
(407) 843-3344
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Paige
Jackson & Campbell, P.C.
1120 20th Street, NW, South Tower
Washington, DC 20036
(202) 457-1600

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

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THIS POST-EFFECTIVE AMENDMENT NO. 1 AMENDS THIS REGISTRATION STATEMENT (“REGISTRATION STATEMENT”) OF ROYAL STYLE DESIGN, INC. TO
REMOVE FROM REGISTRATION AND DEREGISTER 1,600,000 SHARES OF COMMON STOCK REGISTERED UNDER THE REGISTRATION STATEMENT, WHICH SHARES DEREGISTERED HEREBY REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING COVERED BY THE REGISTRATION STATEMENT.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on February 5, 2010.

ROYAL STYLE DESIGN, INC.

By:	/s/ Richard Lloyd
Richard Lloyd President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-1 has been signed by the following persons in the capacities indicated on February 5, 2010.

Name	Title

/s/ Richard Lloyd
Richard Lloyd	President, Chief Executive Officer and Director

/s/ Nikolay Lobachev
Nikolay Lobachev	Chief Financial and Accounting Officer and Director

/s/ Dmitry Terikov
Dmitry Terikov	Director

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